PRESS RELEASE


PROVIDENT BANKSHARES CORPORATION COMPLIANT WITH NASDAQ CONTINUED LISTING REQUIREMENTS

BALTIMORE: (November 17, 2005) - On November 17, 2005, Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, received notice from the Nasdaq Stock Market that the filing of its Form 10-Q for the period ended September 30, 2005 has brought the Company into compliance with Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to file with Nasdaq copies of all reports and other documents filed with the SEC on or before the date they are required to be filed with the SEC. Compliance with Marketplace Rule 4310(c)(14) is necessary for continued listing of the Company's common stock on the Nasdaq Stock Market. As previously announced, the Company delayed the filing of its Form 10-Q for the period ended September 30, 2005 past its due date. On November 16, 2005, this delay caused Nasdaq to issue a Staff Determination letter indicating Provident's non-compliance with Marketplace Rule 4310(c)(14). The Form 10-Q for the third quarter was filed on November 17, 2005, and as a result, the Nasdaq Staff has determined that the Company is in compliance with Marketplace Rule 4310(c)(14) and the matter is now closed.

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Contact:
Media: Lillian Kilroy 1-410-277-2833
Investment Community: Melissa P. Kelly 1-410-277-2080